UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 15, 2007

(Date of earliest event reported): November 15, 2007

Commission File No. 0-31955

QRS Music Technologies, Inc

(Exact name of Registrant as specified in its Charter)

Delaware	36-3683315
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2011 Seward Ave, Naples, FL	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 239-597-5888

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2007 the Company received notice from the NASD that it was in violation of NASD Rule 6530 as a result of its failure to file its Annual Report on Form 10-KSB for the period ended June 30, 2007 with the Securities and Exchange Commission within the prescribed time period, and if such delinquency was not cured by 5:30pm Eastern Daylight Savings Time on November 15, 2007 the Company’s stock would not be eligible for quotation on the OTC Bulletin Board (the “OTCBB”) and would thereafter be removed from the OTCBB.

Item 8.01

On October 18, 2007 the Company (QRS Music Technologies Inc) filed an 8K stating that they had not been able to complete the necessary compilation of information and was still in the process of gathering the necessary information and preparing its 10KSB annual report.   That compilation of information is still ongoing, and as such, the Company will be unable to file the 10Q-SB for the quarter ended September 30, 2007. The 10-QSB report contains comparative information to the annual report, and as such cannot be released until the 10KSB is filed.

The Company does not believe there will be any impact on any previous financial reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2007	QRS Music Technologies Inc

	By:	/s/ Ann Jones
Ann Jones Chief Financial Officer